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                                  EXHIBIT 9(g)
                 Revised Schedule A to Fund Accounting Agreement


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                                                         Dated: February 5, 1999


                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                           THE BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                   (formerly The Winsbury Service Corporation)

   NAME OF FUND
BB&T U.S. Treasury Money Market Fund
BB&T Short Intermediate U.S. Government Income Fund
BB&T Intermediate U.S. Government Bond Fund
BB&T Growth and Income Stock Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T Balanced Fund
BB&T Small Company Growth Fund
BB&T International Equity Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Prime Money Market Fund
BB&T Large Company Growth Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T Equity Index Fund
BB&T Intermediate Corporate Bond Fund
BB&T Tax-Free Money Market Fund

                                   BB&T MUTUAL FUNDS GROUP

                                   By:   /s/
                                      ----------------------------------------

                                   Title:
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                                   BISYS FUND SERVICES OHIO, INC.
                                   (formerly The Winsbury Service Corporation)

                                   By:   /s/
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                                   Title:
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